UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2005

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20450 Stevens Creek Blvd., Suite 800

Cupertino, California 95014

(Address of principal executive offices, including zip code)

(408) 863-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 8, 2005, Borland Software Corporation (“Borland” or the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) to report the appointment of Tod Nielsen as the Company’s new President and Chief Executive Officer (the “November Current Report”). This Form 8-K/A to the November Current Report is being filed to report a correction from what was previously disclosed in such November Current Report with respect to Mr. Nielsen’s employment agreement as well as to report certain amendments made to the Company’s 2003 Supplemental Stock Option Plan (the “2003 Plan”). The changes to Mr. Nielsen’s employment agreement (the “Employment Agreement”) are reflected in an amendment (the “Amendment”), a form of which is attached hereto as Exhibit 10.79, and provides for (i) continuation of health coverage by having the Company pay Mr. Nielsen’s COBRA premiums for up to twelve (12) months upon a voluntary termination by reason of a constructive termination, an involuntary termination without cause, whether or not in connection with a change of control, or a constructive termination in connection with a change of control, (ii) clarify the definition of “Change of Control” to include both “Change in Control” and “Hostile Take-Over” as such terms are defined in the 2003 Plan, and (iii) make certain other clarifications to the Employment Agreement regarding the stock awards granted to Mr. Nielsen such as clarifying that such awards were made pursuant to the 2003 Plan, providing the performance vesting provisions for the restricted stock, and designating all future equity awards as eligible for acceleration under the same terms as the awards granted under the Employment Agreement. Below is a revised description of Mr. Nielsen’s Employment Agreement, as amended, as well as a summary of amendments made to the 2003 Plan to implement Mr. Nielsen’s stock awards.

Item 1.01. Entry into a Material Definitive Agreement.

Tod Nielsen Employment Agreement

(a)(2) The term of Mr. Nielsen’s employment with the Company will commence on November 9, 2005 and will continue until the earliest of Mr. Nielsen’s death, the termination of Mr. Nielsen’s employment by the Company for Cause (as defined in the Employment Agreement), the termination of Mr. Nielsen’s employment by Mr. Nielsen by reason of a Constructive Termination (as defined in the Employment Agreement) or such time as either the Company or Mr. Nielsen give notice to the other to terminate Mr. Nielsen’s employment for any other reason. Pursuant to the Employment Agreement, the Company has agreed to nominate Mr. Nielsen for membership on the Company’s board of directors (the “Board”) at each annual meeting of the Company’s shareholders if Mr. Nielsen is then employed by the Company pursuant to the terms of the Employment Agreement.

Under the Employment Agreement, Mr. Nielsen will be paid a base salary of $600,000 per year, subject to increase from time to time in the sole discretion of the Compensation Committee of the Board of Directors (“Compensation Committee”). He also will be eligible to receive a bonus under the Company’s Incentive Compensation Plan for senior management (the “ICP”) ranging from 0%-150% of his annual base salary based upon the achievement of both corporate and personal objectives. Mr. Nielsen, the Compensation Committee, and the Board will jointly determine the targets under the ICP. At target performance, the bonus will equal 100% of Mr. Nielsen’s annual base salary. At the discretion of the Compensation Committee, Mr. Nielsen may also be entitled to a discretionary bonus payment.

In accordance with the Employment Agreement, on November 7, 2005, the Compensation Committee approved a grant of 250,000 shares of restricted stock for Mr. Nielsen pursuant to and subject to the terms and conditions of the 2003 Plan. The restricted stock will vest, subject to Mr. Nielsen’s continued employment, on November 9, 2009; provided, however that the restricted stock will vest on an accelerated basis in the following situations: (i) 125,000 shares shall vest if the Company achieves performance targets to be established by the Board or the Compensation Committee for 2006, and (ii) 125,000 shares shall vest if the Company achieves performance targets to be established by the Board or the Compensation

Committee for 2007. Also, in accordance with the Employment Agreement, the Compensation Committee approved options to purchase 1,500,000 shares of the Company’s common stock to Mr. Nielsen pursuant to and subject to the terms and conditions of the Company’s 2003 Plan. The grant of both the restricted stock award and stock options have an effective date of November 9, 2005, Mr. Nielsen’s first date of employment with the Company, and the stock options will have an exercise price per share equal to the per share fair market value of the Company’s common stock on the close of trading on November 9, 2005. Such options will vest, subject to Mr. Nielsen’s continued employment, with respect to 25% of the shares on the first anniversary of the date of grant and 1/36th of the remaining shares each month thereafter. The option grant shall remain exercisable for a fifteen (15) month period measured from the date of termination of employment, provided however, that the option shall not be exercisable in any event after the date which is ten (10) years following the date of grant.

To defray the increased cost of living in the San Francisco Bay Area, the Company will pay Mr. Nielsen a $1,000,000 signing bonus. Mr. Nielsen will forfeit this payment if he does not relocate his principal place of residence to the San Francisco Bay Area by June 1, 2006. The Company will also reimburse Mr. Nielsen for reasonable moving expenses, certain transaction costs related to the sale of his current residence and the purchase of his new residence in the San Francisco Bay Area, reasonable temporary housing costs for up to six (6) months and reasonable travel expenses for visits with his immediate family until they relocate to California. The Company will also pay Mr. Nielsen a one-time bonus of $50,000, grossed-up for taxes, to cover other incidental relocation costs.

If Mr. Nielsen’s employment is terminated by the Company other than for Cause or by Mr. Nielsen due to a Constructive Termination, Mr. Nielsen will be entitled to receive a lump sum severance payment equal to his base salary as then in effect. If within two months prior to or within twelve months following a Change of Control (such term to mean either a “Change in Control” or “Hostile Take-Over” as such terms are defined in the Company’s 2003 Plan), Mr. Nielsen ceases to be the President and Chief Executive Officer of the new successor entity, or if his employment is terminated by the Company other than for Cause or by Mr. Nielsen due to a Constructive Termination, he will be entitled to a lump sum severance payment equal to the sum of the base salary and bonuses that would have been paid to him over the following twelve months (with bonuses no less than the average bonuses for the last two years, or based on ICP target, whichever is higher). In addition, upon such termination in connection with a Change of Control of the Company, the stock options and restricted stock awards granted to Mr. Nielsen pursuant to the Employment Agreement will become fully vested, and any other equity awards granted to Mr. Nielsen also will become fully vested.

In the event of a voluntary termination by reason of a Constructive Termination, or an involuntary termination without Cause, whether or not in connection with a Change of Control, or a Constructive Termination in connection with a Change of Control, Mr. Nielsen will be entitled to continuation of health coverage by having the Company pay Mr. Nielsen’s COBRA premiums for up to twelve (12) months.

Mr. Nielsen has agreed to be bound by the Company’s Standard Employee Confidentiality and Assignment of Inventions Agreement, will be required to execute a release in favor of the Company in order to receive a severance payment and has agreed that for a period of one year following his termination of employment he will not solicit Company employees. The Company has agreed to reimburse Mr. Nielsen for up to $5,000 for his reasonable legal fees incurred in connection with the negotiation and execution of the Employment Agreement.

The description of the Employment Agreement and Amendment in this Item 1.01 is qualified in its entirety by reference to the Agreement attached as Exhibit 10.73 as well as the Amendment to the Employment Agreement attached as Exhibit 10.79.

2003 Supplemental Stock Option Plan

On November 7, 2005, the Compensation Committee approved the adoption of certain amendments to the Company’s 2003 Plan. The principle purpose of the amendment to the 2003 Plan was to implement the stock awards to Mr. Nielsen, the Company’s newly appointed President and Chief Executive Officer, in connection with his commencement of employment with Borland. The amendments to the 2003 Plan (i) increase the number of shares available for grant by 1,750,000 shares, and (ii) allow for the issuance of restricted stock and share right awards under the 2003 Plan. Borland plans to amend its Registration Statement on Form S-8 for the 2003 Plan in connection with the share reserve increase.

The description of the 2003 Plan in this Item 1.01 is qualified in its entirety by reference to the 2003 Plan attached hereto as Exhibit 10.80.

Item 9.01 – Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.73	Employment Agreement between the Company and Tod Nielsen, dated November 1, 2005 (previously filed with the SEC on November 8, 2005 as an exhibit to Borland’s Current Report on Form 8-K and incorporated herein by reference).

10.79	Form of Amendment to Employment Agreement between the Company and Tod Nielsen

10.80	Borland Software Corporation 2003 Supplemental Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION
(Registrant)

Date: November 23, 2005	By:	/s/ Timothy J. Stevens
Timothy J. Stevens Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.73	Employment Agreement between the Company and Tod Nielsen, dated November 1, 2005 (previously filed with the SEC on November 8, 2005 as an exhibit to Borland’s Current Report on Form 8-K and incorporated herein by reference).

10.79	Form of Amendment to Employment Agreement between the Company and Tod Nielsen

10.80	Borland Software Corporation 2003 Supplemental Stock Option Plan